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PART I. EXHIBITS


EXHIBIT 11, STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                                                                        Three Months Ended
                                                                             March 31
                                                                  ------------------------------
                                                                       1999            1998
                                                                  --------------  --------------

 Weighted average common
      shares outstanding                                     A        2,320,861       2,320,861
 Weighted average dilutive
      warrants outstanding                                                            1,172,000
 Weighted average common                                          ==============  ==============
      and dilutive shares outstanding                        B        2,320,861       3,492,861
                                                                  ==============  ==============

 Net income (loss) applicable to common stock                C      $(1,362,000)      $ 475,000
                                                                  ==============  ==============

 Basic earnings (loss) per share                            C/A         $ (0.59)         $ 0.20
                                                                  ==============  ==============

 Diluted earnings (loss) per share                          C/B         $ (0.59)         $ 0.14
                                                                  ==============  ==============
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